Exhibit 99.1
-END-
Contacts:
Dolph

Baker,

Chairman

and

CEO
Max

P.

Bowman,

Vice

President

and
(601)

948-6813
CAL-MAINE FOODS, INC. ANNOUNCES PROMOTIONS

OF SALES TEAM
RIDGELAND,

Miss.

(October

1,

2021)
—

Cal-Maine

Foods,

Inc.

(NASDAQ:

CALM)

today

announced
that

Jeff

Hardin

has

been

named

Senior

Vice

President

of

Sales.

Scott

Hull

has

been

promoted

to
Vice

President

of

Sales,

assuming

the

position

previously

held

by

Hardin.

Hardin

will

continue

to
report

directly

to

Dolph

Baker,

chairman

and

chief

executive

officer,

and

Hull

will

report

to

Hardin.
These

appointments

were

made

effective

at

the

October

1,

2021,

meeting

of

the

Company’s

Board
of

Directors.

The

Company

also

announced

that

Daryl

Sargent

has

been

named

Director

of

Eastern

Sales
and

National

Accounts

and

Jessica

Hanslik

has

been

named

Director

of

Western

Sales

and

National
Accounts,

and

they

will

both

report

to

Hull.

Hardin

joined

Cal-Maine

Foods

in

1988

and

was

named

Vice

President

of

Sales

in

2002.

He
has

been

instrumental

in

directing

the

Company’s

strong

record

of

sales

growth

and

establishing
valuable

long-term

working

relationships

with

Cal-Maine

Foods’

leading

customers.

Hull

has

been

with

the

Company

since

2009,

working

closely

with

Hardin

in

his

most

recent
position

as

National

Sales

Manager

and

his

supporting

sales

role

with

Southwest

Specialty

Eggs,

LLC.
He

previously

served

as

a

general

manager

at

the

Company’s

Louisburg,

North

Carolina,

location
before

joining

the

sales

team

in

2014.
Sargent

has

over

35

years

of

industry

experience

and

has

been

employed

by

Cal-Maine

Foods
since

2005,

most

recently

as

Sales

Manager.

Prior

to

joining

the

Company,

he

was

employed

by
Hillandale

Farms

of

Florida

since

1986,

where

he

served

as

Sales

Manager

and

General

Manager

until
Hillandale

was

acquired

by

Cal-Maine

Foods

in

2005.

Hanslik

joined

Cal-Maine

Foods

in

2008

and

her

current

sales

responsibilities

include

analyzing
sales

trends

and

managing

customer

relationships.

She

is

responsible

for

driving

the

Company’s
enterprise

research

to

understand

evolving

consumer

preferences

tied

to

packaging,

artwork,

egg
type

and

pack

size.

Hanslik

also

supports

the

Company’s

sustainability

initiatives,

leading

efforts

in
enterprise

adoption

of

reusable

packaging

and

logistics

initiatives

that

increase

efficiencies

in
customer

deliveries.

Commenting

on

the

announcement,

Dolph

Baker,

chairman

and

chief

executive

officer

of

Cal-
Maine

Foods,

Inc.,

stated,

“We

are

pleased

to

recognize

Jeff

Hardin

for

his

33

years

of

dedicated
service

to

Cal-Maine

Foods.

He

has

done

an

outstanding

job

leading

our

sales

efforts

and

developing
strong

customer

relationships

and

extending

our

market

reach.

Scott

Hull

has

worked

closely

with
Jeff,

and

he

is

well

prepared

to

take

on

additional

sales

leadership

responsibilities

with

a

shared
commitment

to

meeting

the

needs

of

our

customers

with

exceptional

service.

Daryl

Sargent

and
Jessica

Hanslik

will

support

these

efforts

in

their

respective

market

regions,

and

we

are

confident

in
their

leadership

in

these

important

roles.”

Cal-Maine

Foods,

Inc.

is

primarily

engaged

in

the

production,

grading,

packing,

marketing
and

sale

of

fresh

shell

eggs,

including

conventional,

cage-free,

organic

pasture-raised,

free-range
and

nutritionally

enhanced

eggs.

The

Company,

which

is

headquartered

in

Ridgeland,

Mississippi,

is
the

largest

producer

and

distributor

of

fresh

shell

eggs

in

the

United

States

and

sells

the

majority

of
its

shell

eggs

in

states

across

the

southwestern,

southeastern,

mid-western

and

mid-Atlantic

regions
of

the

United

States.